Exhibit 99.1

UNDER ARMOUR REPORTS SECOND QUARTER FISCAL 2026 RESULTS; PROVIDES FISCAL 2026 OUTLOOK

BALTIMORE, Nov. 6, 2025 – Under Armour, Inc. (NYSE: UAA, UA) released its unaudited financial results for the second quarter of fiscal 2026, which ended on September 30, 2025. The company reports its financial performance in accordance with Generally Accepted Accounting Principles in the United States ("GAAP"). This press release includes references to "currency neutral" and "adjusted" amounts, which are non-GAAP financial measures detailed in the "Non-GAAP Financial Information" section below.

“We delivered results ahead of our prior outlook this quarter and are encouraged to see signs of brand momentum in North America – an important milestone in our turnaround,” said Under Armour President and CEO Kevin Plank. “With our strategy, operating model, and go-to-market approach firmly in place, we’re staying disciplined and focused. The response from consumers and partners reflects this execution, driven by stronger product, sharper storytelling, and a renewed belief in the Under Armour brand.”

Second Quarter Fiscal 2026 Review
•Revenue decreased 5 percent to $1.3 billion (down 6 percent currency neutral).
–North American revenue declined 8 percent to $792 million, while international revenue grew 2 percent to $551 million (down 1 percent currency neutral). Within the international business, revenue in EMEA increased 12 percent (up 7 percent currency neutral), decreased 14 percent in Asia-Pacific (down 14 percent currency neutral), and grew 15 percent in Latin America (up 14 percent currency neutral).
–Wholesale revenue decreased 6 percent to $775 million, and direct-to-consumer revenue declined 2 percent to $538 million. Revenue from owned and operated stores remained steady, while eCommerce revenue decreased 8 percent and accounted for 28 percent of the total direct-to-consumer business for the quarter.
–Apparel revenue decreased 1 percent to $936 million; footwear revenue declined 16 percent to $264 million; and accessories revenue decreased 3 percent to $113 million.
•Gross margin declined by 250 basis points to 47.3 percent, mainly due to supply chain headwinds, driven by increased tariffs, and a less favorable channel and regional mix. Gains from foreign exchange and pricing helped offset some of these impacts.
•Selling, general, and administrative (SG&A) expenses increased 12 percent to $582 million. Adjusted SG&A expenses, which exclude approximately $4 million in transformation expenses related to the company’s Fiscal 2025 Restructuring Plan, increased 9 percent to $577 million. Adjusted SG&A in last year’s second quarter included a $27 million benefit from the insurance recovery of prior period legal fees. The absence of this benefit in the second quarter of fiscal 2026 accounted for roughly 5 percentage points of the year-over-year growth. The rest of the increase was mainly due to higher marketing expenses caused by timing shifts, leading to most of last year’s spending occurring in the second half.
•Restructuring charges totaled $32 million.
•Operating income was $17 million. Excluding transformation expenses and restructuring charges, adjusted operating income was $53 million.
•Net loss was $19 million. Adjusted net income was $15 million.

•Diluted loss per share was $0.04. Adjusted diluted earnings per share was $0.04.
•Inventory declined 6 percent to $1.0 billion.
•Cash and cash equivalents totaled $396 million. During the quarter, using the net proceeds from issuing the Senior Notes due 2030, along with borrowings from the company's revolving credit facility and existing cash on hand, the company satisfied and discharged its $600 million Senior Notes due 2026. The funds were placed into a restricted investment account to cover all remaining principal and interest payments on those notes. As of September 30, 2025, the company had $200 million in borrowings outstanding under its $1.1 billion revolving credit facility.

Share Buyback Program
Under Armour repurchased $25 million of its Class C common stock in the second quarter, retiring 5.2 million shares. As of September 30, 2025, a total of 18 million shares had been repurchased for $115 million as part of a three-year, $500 million program approved by the Board of Directors in May 2024.

Fiscal 2025 Restructuring Plan
In May 2024, Under Armour announced a restructuring plan aimed at improving the company's financial and operational efficiencies. The plan is estimated to cost up to $160 million, with up to $90 million expected to be cash-related and as much as $70 million projected as non-cash charges. By the end of the second fiscal quarter of 2026, the plan had resulted in the company recording $103 million in restructuring and impairment charges, as well as $44 million in other related transformational expenses. Of the total $147 million incurred so far, $82 million is cash related and $65 million is non-cash related. The company expects that the remaining charges outlined in the updated restructuring plan will be recognized by the end of fiscal 2026.

Fiscal 2026 Outlook
Compared to fiscal 2025, key highlights of the company’s outlook for fiscal year 2026 include:
•Revenue is expected to decrease 4 to 5 percent. This includes anticipated high-single-digit percentage declines in North America and Asia-Pacific, and a high-single-digit percentage increase in EMEA.
•Gross margin is expected to decline 190 to 210 basis points, mainly due to higher U.S. tariffs, along with unfavorable channel and regional mix. Positive impacts from foreign currency exchange, product mix, and pricing are expected to partially offset these declines.
•SG&A expenses are expected to decrease by a mid-teens percentage rate. Excluding transformation expenses related to the company’s Fiscal 2025 Restructuring Plan, along with last year’s litigation settlement expenses and impairment charges, adjusted SG&A is projected to decline at a mid-single-digit rate, mainly driven by lower marketing costs, restructuring savings, and other cost management initiatives.
•Operating income is expected to range from $19 million to $34 million. Excluding expected restructuring charges and transformation expenses, adjusted operating income is forecasted to be between $90 million and $105 million.
•Diluted loss per share is expected to be from $0.15 to $0.17. Adjusted diluted earnings per share is expected to be from $0.03 to $0.05.

Conference Call and Webcast
Under Armour will hold its second quarter fiscal 2026 conference call today at approximately 8:30 a.m. Eastern Time. The call will be streamed live at https://about.underarmour.com/investor-relations/financials and will be available for replay about three hours after the live event.

Non-GAAP Financial Information
This press release discusses “currency-neutral” and "adjusted" results, as well as the company's "adjusted" forward-looking estimates for the fiscal year ending March 31, 2026. Management believes this information is valuable for investors seeking to compare the company’s operational results across different periods, as it provides clearer insight into its underlying performance by excluding these impacts. Currency-neutral financial data removes fluctuations caused by foreign currency exchange rates. Adjusted financial measures exclude the effects of the company’s litigation settlement expense (and related insurance recoveries) and the company's fiscal year 2025 restructuring plan, its associated charges, and related tax effects. Management states these adjustments are not essential to the company’s core operations. The reconciliation of non-GAAP figures to the most directly comparable GAAP financial measure is included in the supplemental financial information accompanying this release. All per-share amounts are reported on a diluted basis. These supplemental non-GAAP financial measures should not be viewed in isolation; they should be considered alongside the company’s reported results prepared in accordance with GAAP. Additionally, the company’s non-GAAP financial information may not be comparable to similar measures reported by other companies.

About Under Armour, Inc.

Under Armour, Inc., headquartered in Baltimore, Maryland, is a leading inventor, marketer, and distributor of branded athletic performance apparel, footwear, and accessories. Designed to empower human performance, Under Armour’s innovative products and experiences are engineered to make athletes better. For further information, please visit http://about.underarmour.com.
Forward-Looking Statements
Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, such as statements regarding our share repurchase program, future financial condition or results of operations, growth prospects and strategies, potential restructuring efforts (including the scope, anticipated charges and costs, the timing of these measures, and the anticipated benefits of our restructuring initiatives), expectations related to promotional activities, freight, product cost pressures, foreign currency effects, the impact of global economic conditions including changes in trade policy and inflation on our results of operations, liquidity and use of capital resources, the development and introduction of new products, the execution of marketing strategies, benefits from significant investments, and impacts from litigation or other proceedings. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “could,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “outlook,” “potential,” or the negative of these terms or other comparable terminology. The forward-looking statements in this press release reflect our current views about future events. They are subject to risks, uncertainties, assumptions, and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe the expectations reflected in the forward-looking statements are reasonable, they are inherently uncertain. We cannot guarantee future events, results, actions, activity levels, performance, or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Several important factors could cause actual results to differ materially from those indicated by these forward-looking statements, including, but not limited to: changes in general economic or market conditions (such as rising inflation and potential impacts of changes and uncertainties related to government fiscal, monetary, tax and trade policies) that could influence overall consumer spending or our industry; the impact of global events beyond our control, including military conflicts; and the effects of changes in the global trade environment, such as the imposition of new tariffs and countermeasures thereto, on our profitability; increased competition that may cause us to lose market share, lower product prices or significantly increase marketing efforts; fluctuations in the costs of raw materials and commodities we use in our products and supply chain (including labor); our ability to successfully execute our long-term strategies; our ability to effectively drive operational efficiency in our business; changes in the financial health of our customers; our ability to effectively develop and launch new, innovative, and updated products; our ability to accurately forecast consumer preferences and demand for our products and to effectively manage our inventory; our ability to successfully execute any restructuring plans and achieve expected benefits; loss of key customers, suppliers, or manufacturers; our ability to further expand our business globally and drive brand awareness and consumer acceptance of our products in other countries; our ability to manage the increasingly complex operations of our global business; our ability to effectively market and maintain a positive brand image; our ability to successfully manage or achieve expected outcomes from significant transactions and investments; our ability to attract key talent and retain the services of our senior management and other key employees; our ability to effectively meet regulatory requirements and stakeholder expectations with respect to sustainability and social matters; the availability, integration and effective operation of information systems and other technology, as well as any potential interruption of such systems or technology; any disruptions, delays or deficiencies in the design, implementation, or application of our global operating and financial reporting information technology system; our ability to access capital and financing required to manage our business on terms acceptable to us; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; risks related to foreign currency exchange rate fluctuations; our ability to comply with existing trade and other regulations; risks related to data security or privacy breaches; the impact of global or regional public health emergencies on our industry and our business, financial condition and results of operations, including impacts on the global supply chain; and our potential exposure to and the financial impact of litigation and other proceedings. The forward-looking statements here reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect unanticipated events.

# # #

Under Armour Contact:
Lance Allega
Senior Vice President
Finance & Capital Markets
(410) 246-6810
LAllega@underarmour.com

UNDER ARMOUR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except per share amounts)

	Three Months Ended September 30,				Six Months Ended September 30,
	2025	% of Net Revenues	2024	% of Net Revenues	2025	% of Net Revenues	2024	% of Net Revenues
Net revenues	$1,333,380	100.0%	$1,399,023	100.0%	$2,467,448	100.0%	$2,582,688	100.0%
Cost of goods sold	702,796	52.7%	702,891	50.2%	1,290,368	52.3%	1,323,881	51.3%
Gross profit	630,584	47.3%	696,132	49.8%	1,177,080	47.7%	1,258,807	48.7%
Selling, general and administrative expenses	581,632	43.6%	519,840	37.2%	1,111,977	45.1%	1,357,157	52.5%
Restructuring charges	31,906	2.4%	3,212	0.2%	44,734	1.8%	28,298	1.1%
Income (loss) from operations	17,046	1.3%	173,080	12.4%	20,369	0.8%	(126,648)	(4.9)%
Interest income (expense), net	(8,605)	(0.6)%	(1,747)	(0.1)%	(12,656)	(0.5)%	597	—%
Other income (expense), net	(942)	(0.1)%	(3,420)	(0.2)%	(5,637)	(0.2)%	(6,150)	(0.2)%
Income (loss) before income taxes	7,499	0.6%	167,913	12.0%	2,076	0.1%	(132,201)	(5.1)%
Income tax expense (benefit)	25,940	1.9%	(2,136)	(0.2)%	23,282	0.9%	3,013	0.1%
Income (loss) from equity method investments	(373)	—%	333	—%	(220)	—%	170	—%
Net income (loss)	$(18,814)	(1.4)%	$170,382	12.2%	$(21,426)	(0.9)%	$(135,044)	(5.2)%

Basic net income (loss) per share of Class A, B and C common stock	$(0.04)		$0.39		$(0.05)		$(0.31)
Diluted net income (loss) per share of Class A, B and C common stock	$(0.04)		$0.39		$(0.05)		$(0.31)
Weighted average common shares outstanding Class A, B and C common stock
Basic	428,350		432,225		427,736		433,950
Diluted	428,350		435,685		427,736		433,950

UNDER ARMOUR, INC.
(Unaudited; in thousands)

NET REVENUES BY SEGMENT

	Three Months Ended September 30,			Six Months Ended September 30,
	2025	2024	% Change	2025	2024	% Change
North America	$791,502	$863,345	(8.3)%	$1,461,821	$1,572,605	(7.0)%
EMEA	317,679	283,178	12.2%	566,286	510,070	11.0%
Asia-Pacific	179,175	207,661	(13.7)%	342,561	389,497	(12.1)%
Latin America	53,814	46,941	14.6%	108,389	111,350	(2.7)%
Corporate Other (1)	(8,790)	(2,102)	(318.2)%	(11,609)	(834)	(1,292.0)%
Total net revenues	$1,333,380	$1,399,023	(4.7)%	$2,467,448	$2,582,688	(4.5)%

NET REVENUES BY DISTRIBUTION CHANNEL

	Three Months Ended September 30,			Six Months Ended September 30,
	2025	2024	% Change	2025	2024	% Change
Wholesale	$775,050	$825,993	(6.2)%	$1,424,100	$1,506,506	(5.5)%
Direct-to-consumer	538,136	550,336	(2.2)%	1,001,611	1,030,549	(2.8)%
Net Sales	1,313,186	1,376,329	(4.6)%	2,425,711	2,537,055	(4.4)%
License revenues	28,984	24,796	16.9%	53,346	46,467	14.8%
Corporate Other (1)	(8,790)	(2,102)	(318.2)%	(11,609)	(834)	(1,292.0)%
Total net revenues	$1,333,380	$1,399,023	(4.7)%	$2,467,448	$2,582,688	(4.5)%

NET REVENUES BY PRODUCT CATEGORY

	Three Months Ended September 30,			Six Months Ended September 30,
	2025	2024	% Change	2025	2024	% Change
Apparel	$936,483	$947,188	(1.1)%	$1,683,075	$1,704,980	(1.3)%
Footwear	263,626	312,760	(15.7)%	529,481	623,149	(15.0)%
Accessories	113,077	116,381	(2.8)%	213,155	208,926	2.0%
Net Sales	1,313,186	1,376,329	(4.6)%	2,425,711	2,537,055	(4.4)%
Licensing revenues	28,984	24,796	16.9%	53,346	46,467	14.8%
Corporate Other (1)	(8,790)	(2,102)	(318.2)%	(11,609)	(834)	(1,292.0)%
Total net revenues	$1,333,380	$1,399,023	(4.7)%	$2,467,448	$2,582,688	(4.5)%
(1) Corporate Other primarily includes net revenues from foreign currency hedge gains and losses generated by entities within the company’s operating segments but managed through its central foreign exchange risk management program.

UNDER ARMOUR, INC.
(Unaudited; in thousands)

INCOME (LOSS) FROM OPERATIONS BY SEGMENT

	Three Months Ended September 30,				Six Months Ended September 30,
	2025	% of Net Revenues(1)	2024	% of Net Revenues(1)	2025	% of Net Revenues(1)	2024	% of Net Revenues(1)
North America	$137,956	17.4%	$217,259	25.2%	$259,393	17.7%	$365,148	23.2%
EMEA	52,601	16.6%	51,595	18.2%	92,244	16.3%	72,051	14.1%
Asia-Pacific	28,075	15.7%	34,214	16.5%	42,778	12.5%	44,149	11.3%
Latin America	4,596	8.5%	12,171	25.9%	11,202	10.3%	27,342	24.6%
Corporate Other (2)	(206,182)	NM	(142,159)	NM	(385,248)	NM	(635,338)	NM
Income (loss) from operations	$17,046	1.3%	$173,080	12.4%	$20,369	0.8%	$(126,648)	(4.9)%

(1) The percentage of operating income (loss) is calculated based on total segment net revenues. The operating income (loss) percentage for Corporate Other is not presented as a meaningful metric (NM).
(2) Corporate Other primarily includes net revenues from foreign currency hedge gains and losses generated by entities within the company’s operating segments but managed through its central foreign exchange risk management program. Corporate Other also includes expenses related to the company's central supporting functions.

UNDER ARMOUR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands)

	September 30, 2025	March 31, 2025
Assets
Current assets
Cash and cash equivalents	$395,991	$501,361
Accounts receivable, net	688,476	675,822
Inventories	1,037,166	945,836
Restricted investments	604,065	—
Prepaid expenses and other current assets, net	218,085	206,078
Total current assets	2,943,783	2,329,097
Property and equipment, net	605,321	645,147
Operating lease right-of-use assets	372,791	384,341
Goodwill	495,027	487,632
Intangible assets, net	4,758	5,224
Deferred income taxes	306,218	286,160
Other long-term assets	171,580	163,270
Total assets	$4,899,478	$4,300,871
Liabilities and Stockholders’ Equity
Current maturities of long-term debt	$599,439	$—
Accounts payable	470,311	429,944
Accrued expenses	328,398	348,747
Customer refund liabilities	134,957	146,021
Operating lease liabilities	137,402	130,050
Other current liabilities	66,643	54,381
Total current liabilities	1,737,150	1,109,143
Long-term debt, net of current maturities	589,783	595,125
Operating lease liabilities, non-current	573,158	574,277
Other long-term liabilities	143,709	132,048
Total liabilities	3,043,800	2,410,593
Total stockholders’ equity	1,855,678	1,890,278
Total liabilities and stockholders’ equity	$4,899,478	$4,300,871

UNDER ARMOUR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Six Months Ended September 30,
	2025	2024
Cash flows from operating activities
Net income (loss)	$(21,426)	$(135,044)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	56,245	65,565
Unrealized foreign currency exchange rate (gain) loss	4,178	(14,535)
Loss on disposal of property and equipment	3,932	2,598
Non-cash restructuring and impairment charges	29,052	3,679
Amortization of bond premium and debt issuance costs	1,330	1,107
Stock-based compensation	25,013	28,468
Deferred income taxes	(20,456)	(6,400)
Changes in reserves and allowances	(1,794)	(607)
Changes in operating assets and liabilities:
Accounts receivable	(15,240)	31,461
Inventories	(86,416)	(144,058)
Prepaid expenses and other assets	(25,524)	23,950
Other non-current assets	(20,783)	9,428
Accounts payable	58,045	73,733
Accrued expenses and other liabilities	(29,414)	(107,102)
Customer refund liability	(10,862)	5,671
Income taxes payable and receivable	33,142	(6,323)
Net cash provided by (used in) operating activities	(20,978)	(168,409)
Cash flows from investing activities
Purchases of property and equipment	(55,851)	(91,503)
Purchase of restricted investment	(601,235)	—
Sale of MyFitnessPal platform	—	50,000
Sale of MapMyFitness platform	—	8,000
Purchase of UNLESS COLLECTIVE, Inc, net of cash acquired	(500)	(9,788)
Net cash provided by (used in) investing activities	(657,586)	(43,291)
Cash flows from financing activities
Common stock repurchased	(25,000)	(40,000)
Proceeds from long-term debt and revolving credit facility	600,000	—
Repayment of long-term debt	—	(80,919)
Employee taxes paid for shares withheld for income taxes	(7,736)	(8,399)
Excise tax paid on repurchases of common stock	(743)	—
Proceeds from exercise of stock options and other stock issuances	1,174	1,314
Payments of debt financing costs	(7,233)	(1,388)
Net cash provided by (used in) financing activities	560,462	(129,392)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,822	14,023
Net increase (decrease) in cash, cash equivalents and restricted cash	(115,280)	(327,069)
Cash, cash equivalents and restricted cash
Beginning of period	515,051	876,917
End of period	$399,771	$549,848

UNDER ARMOUR, INC.
(Unaudited)

The table below presents the reconciliation of net revenue growth (decline) calculated in accordance with GAAP to currency-neutral net revenue, a non-GAAP measure. For further information regarding the company's use of non-GAAP financial measures, see "Non-GAAP Financial Information" above.

CURRENCY-NEUTRAL NET REVENUE GROWTH (DECLINE) RECONCILIATION

	Three Months Ended September 30, 2025	Six Months Ended September 30, 2025
Total Net Revenue
Net revenue growth (decline) - GAAP	(4.7)%	(4.5)%
Foreign exchange impact	(1.1)%	(0.7)%
Currency neutral net revenue growth (decline) - Non-GAAP	(5.8)%	(5.2)%

North America
Net revenue growth (decline) - GAAP	(8.3)%	(7.0)%
Foreign exchange impact	—%	0.1%
Currency neutral net revenue growth (decline) - Non-GAAP	(8.3)%	(6.9)%

EMEA
Net revenue growth (decline) - GAAP	12.2%	11.0%
Foreign exchange impact	(5.1)%	(4.4)%
Currency neutral net revenue growth (decline) - Non-GAAP	7.1%	6.6%

Asia-Pacific
Net revenue growth (decline) - GAAP	(13.7)%	(12.1)%
Foreign exchange impact	(0.7)%	(0.4)%
Currency neutral net revenue growth (decline) - Non-GAAP	(14.4)%	(12.5)%

Latin America
Net revenue growth (decline) - GAAP	14.6%	(2.7)%
Foreign exchange impact	(1.0)%	4.0%
Currency neutral net revenue growth (decline) - Non-GAAP	13.6%	1.3%

Total International
Net revenue growth (decline) - GAAP	2.4%	0.6%
Foreign exchange impact	(3.0)%	(1.9)%
Currency neutral net revenue growth (decline) - Non-GAAP	(0.6)%	(1.3)%

UNDER ARMOUR, INC.
(Unaudited; in thousands)

The tables below present the reconciliation of the company's condensed consolidated statement of operations in accordance with GAAP to specific adjusted non-GAAP financial measures discussed in this press release. For further information regarding the company's use of non-GAAP financial measures, see "Non-GAAP Financial Information" above.

ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three Months Ended September 30,		Six Months Ended September 30,
	2025	2024	2025	2024
GAAP selling, general and administrative expenses	$581,632	$519,840	$1,111,977	$1,357,157
Add: Impact of litigation settlement	—	12,954	—	(261,046)
Add: Impact of restructuring-related transformational expenses	(4,445)	(2,724)	(12,703)	(11,381)
Adjusted selling, general and administrative expenses	$577,187	$530,070	$1,099,274	$1,084,730

ADJUSTED OPERATING INCOME (LOSS) RECONCILIATION

	Three Months Ended September 30,		Six Months Ended September 30,
	2025	2024	2025	2024
GAAP income (loss) from operations	$17,046	$173,080	$20,369	$(126,648)
Add: Impact of litigation settlement	—	(12,954)	—	261,046
Add: Impact of restructuring charges	31,906	3,212	44,734	28,298
Add: Impact of restructuring-related transformational expenses	4,445	2,724	12,703	11,381
Adjusted income from operations	$53,397	$166,062	$77,806	$174,077

ADJUSTED NET INCOME (LOSS) RECONCILIATION

	Three Months Ended September 30,		Six Months Ended September 30,
	2025	2024	2025	2024
GAAP net income (loss)	$(18,814)	$170,382	$(21,426)	$(135,044)
Add: Impact of litigation settlement	—	(12,954)	—	261,046
Add: Impact of restructuring charges	31,906	3,212	44,734	28,298
Add: Impact of restructuring-related transformational expenses	4,445	2,724	12,703	11,381
Add: Impact of provision for income taxes	(2,250)	(32,250)	(12,157)	(30,911)
Adjusted net income	$15,287	$131,114	$23,854	$134,770

UNDER ARMOUR, INC.
(Unaudited; in thousands, except per share amounts)

The table below presents the reconciliation of the company's condensed consolidated statement of operations in accordance with GAAP to specific adjusted non-GAAP financial measures discussed in this press release. For further information regarding the company's use of non-GAAP financial measures, see "Non-GAAP Financial Information" above.

ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE RECONCILIATION

	Three Months Ended September 30,		Six Months Ended September 30,
	2025	2024	2025	2024
GAAP diluted net income (loss) per share	$(0.04)	$0.39	$(0.05)	$(0.31)
Add: Impact of litigation settlement	—	(0.03)	—	0.60
Add: Impact of restructuring charges	0.07	0.01	0.10	0.06
Add: Impact of restructuring-related transformational expenses	0.01	0.01	0.03	0.03
Add: Impact of provision for income taxes	—	(0.08)	(0.02)	(0.07)
Adjusted diluted net income per share	$0.04	$0.30	$0.06	$0.31

UNDER ARMOUR, INC.
Outlook for the Year Ending March 31, 2026
(Unaudited; in millions, except per share amounts)

The tables below reconcile the company's condensed consolidated statement of operations, in accordance with GAAP, to specific adjusted non-GAAP financial measures discussed in this press release. For further information regarding the company's use of non-GAAP financial measures, see "Non-GAAP Financial Information" above.

ADJUSTED OPERATING INCOME (LOSS) RECONCILIATION

	Year Ending March 31, 2026
	Low end of estimate	High end of estimate
GAAP income (loss) from operations	$19	$34
Add: Impact of charges under 2025 restructuring plan	71	71
Adjusted income from operations	$90	$105

ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE RECONCILIATION

	Year Ending March 31, 2026
	Low end of estimate	High end of estimate
GAAP diluted net loss per share	$(0.17)	$(0.15)
Add: Impact of charges under 2025 restructuring plan, net of tax	0.20	0.20
Adjusted diluted net income per share	$0.03	$0.05

UNDER ARMOUR, INC.
COMPANY-OWNED & OPERATED DOOR COUNT

	September 30, 2025	September 30, 2024
Factory House	180	180
Brand House	16	16
North America total doors	196	196

Factory House	185	177
Brand House	66	73
International total doors	251	250

Factory House	365	357
Brand House	82	89
Total doors	447	446